EXHIBIT 5.1

FULBRIGHT & JAWORSKI L.L.P.
FULBRIGHT TOWER
1301 MCKINNEY, SUITE 5100
HOUSTON, TEXAS 77010-3095
TELEPHONE: (713) 651-5151
FAX: (713) 651-5246

July 21, 2010

DXP Enterprises, Inc.
7272 Pinemont Drive
Houston, Texas 77040

Ladies and Gentlemen:

We have acted as counsel to DXP Enterprises, Inc., a Texas corporation (the “Company”) with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of (i) debt securities in one or more series, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of common stock, par value $.01 per share (“Common Stock”), (iii) shares of preferred stock, par value $1.00 per share (“Preferred Stock”) and (iv) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (“Warrants”), having an aggregate initial offering price not to exceed $75,000,000. In addition, the Debt Securities, Preferred Stock and Warrants may be convertible into or exercisable for Common Stock or Preferred Stock, as the case may be, of the Company. The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities” and each, individually, as a “Security.”

We also have participated in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit of which the prospectus (the “Prospectus”) is a part. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus. Capitalized terms not defined in this letter shall have the meanings given to them in the Prospectus.

The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures” and each, individually, an “Indenture”), each Indenture to be entered into by the Company and a financial institution to be named therein, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.2 and 4.3, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

Warrants to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Warrants.” Warrants to purchase Debt Securities are referred to herein as the “Debt Warrants.” The Stock Warrants and the Debt Warrants are collectively referred to herein as the “Securities Warrants.” The Stock Warrants will be issued under a stock warrant agreement (the “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under a debt warrant agreement (the “Debt Warrant Agreement”) between the Company and a financial institution to be determined, as debt warrant agent. The Stock Warrant Agreement and the Debt Warrant Agreement are collectively referred to herein as the “Warrant Agreements.”

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Restated Articles of Incorporation, as amended, and Bylaws of the Company; and (iii) the forms of the Indentures.

In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authenticate original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us and the legal capacity of each individual who signed any of those documents.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(1)           the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(2)           a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) describing the corresponding Securities offered thereby;

(3)           all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement;

(4)           a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(5)           the Restated Articles of Incorporation, as amended, and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and the Statement of Resolution in respect of the Preferred Stock to which it applies will be in conformity therewith and with applicable law;

(6)           the consideration paid for any shares of Common Stock or Preferred Stock will comply with Sections 21.160(a), 21.160(b) and 21.161(a) of the Texas Business Organizations Code, as amended, or any successor provision;

(7)           at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock or Preferred Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance;

(8)           all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(9)           each supplemental indenture to either Indenture pursuant to which any series of Debt Securities are issued will comply with such Indenture as theretofore supplemented and related to such series, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented and related to such series (including by such supplemental indenture);

(10)           none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in the violation of any provision of any instrument or agreement then binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(11)           the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Holders”) of a certificate for such Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a certified receipt or other writing then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, are in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board”) and the Registration Statement, as amended and in effect (including the Prospectus and the applicable Prospectus Supplement); and

(12)           for all purposes of our opinions herein expressed at all times material thereto there will be a single institution acting as Trustee for the holders of Debt Securities outstanding under the Senior Debt Securities Indenture, or the Subordinated Debt Securities Indenture, as the case may be.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(i)           With respect to authorized but unissued Common Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) the due issuance and delivery of such Common Stock, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

(ii)           With respect to authorized but unissued Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, the terms of the offering thereof and related matters and (b) the due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

(iii)           With respect to any series of Debt Securities to be issued under the Senior Debt Securities Indenture, assuming (a) the Senior Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee, (b) the Senior Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the Senior Debt Securities Indenture, the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and constitute valid and legally binding obligations of the Company.

(iv)           With respect to any series of Debt Securities to be issued under the Subordinated Debt Securities Indenture, assuming (a) the Subordinated Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee, (b) the Subordinated Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the Subordinated Debt Securities Indenture, the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and constitute valid and legally binding obligations of the Company.

 (v)           With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Warrants, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will be legally issued and constitute valid and binding obligations of the Company under applicable state law governing the Warrant Agreement.

The foregoing opinions are subject to the following:

(a)           The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (iv) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority, despite provisions to the contrary in such Debt Securities.

(b)           In rendering the foregoing opinions, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

(c)           We express no opinion as to any provision that (i) relates to severability or separability or (ii) purports to require all amendments, supplements or waivers to be in writing.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Indenture, each supplemental indenture and each Warrant Agreement to be used in connection with an issuance of Warrants, and at the time of the issuance and delivery of each Security, (a) the Company will be validly existing and in good standing under the law of the State of Texas, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, supplemental indenture, Warrant Agreement or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Texas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.